                                                                    Exhibit 99.3
                                                                    ------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.



                          CONVERTIBLE PROMISSORY NOTE


U.S.$137,100,000                                   Dated:  September 19, 1997

          FOR VALUE RECEIVED, the undersigned, Merisel, Inc. ("Merisel Parent")
                                                               --------------
and Merisel Americas, Inc. ("Merisel Americas"), each a Delaware corporation
                             ----------------
(each individually, a "Co-Issuer" and, collectively, the "Co-Issuers"), HEREBY
                       ---------                          ----------
JOINTLY AND SEVERALLY PROMISE TO PAY to the Holder hereof (or its permitted transferees or assignees) the principal amount of $137,100,000, to be repaid in the amounts and on the respective maturity dates set forth below:

          Aggregate
          Principal Amount     Maturity Date
          ----------------     -------------
          $123,900,000        January 31, 1998

          $4,400,000          March 10, 1998

          $4,400,000          March 10, 1999

          $4,400,000          March 10, 2000

                                   ARTICLE I

                                 DEFINED TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Note, the
                        ---------------------
following terms shall have the following meanings:

          "Additional Restructuring Fees" means all fees directly or indirectly
           -----------------------------
related to the restructuring, amending or monitoring of Debt of Merisel Parent or any of its Subsidiaries, including, without limitation, amendment fees, legal fees, consultant fees, financial advisor fees and other related fees.

          "Affiliate" means, as applied to any Person, any other Person
           ---------
controlling, controlled by or under common control with such Person.

          "Asset Sale" means any sale, transfer or disposition of assets or Sale
           ----------
and Leaseback Transaction permitted under Section 5.02(f)(vi).

          "Average Consolidated Net Inventory" means for any fiscal quarter, (i)
           ----------------------------------
the consolidated amount of inventory of Merisel Parent on the first day of such period plus the consolidated amount of inventory of Merisel Parent on the last day of the first month of such fiscal quarter plus the consolidated amount of inventory of Merisel Parent on the last day of the second month of such fiscal quarter plus the consolidated amount of inventory of Merisel Parent on the last day of such fiscal quarter divided by (ii) four, all as determined in accordance with GAAP.

          "Board of Directors" means the board of directors of Merisel Parent.
           ------------------

          "Business Day" means a day of the year on which banks in New York City
           ------------
or the City of Los Angeles are not authorized or required to close.

          "Capital Leases" means leases of property (whether real, personal or
           --------------
mixed) which should, in accordance with GAAP, be recorded as capital leases.

          "Cash Equivalents" means readily marketable short term direct
           ----------------
obligations of the United States of America and certificates of deposit issued by commercial banks of recognized standing operating in the United States of America rated A or higher and prime commercial paper.

          "Change of Control" means either (i) Merisel Americas ceases to be a
           -----------------
wholly-owned Subsidiary of Merisel Parent or Merisel Parent enters into a definitive agreement with respect to the foregoing; or (ii) any Person or any two or more Persons acting in concert shall have acquired, or shall have entered into a definitive agreement providing for the acquisition of, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Merisel Parent (or other Securities convertible into such Securities), other than the Notes, representing 50% or more of the combined voting power of all Securities of Merisel Parent entitled to vote in the election of directors.

          "Common Stock" means the common stock, par value $.01 per share, of
           ------------
Merisel Parent.

          "Company Stockholder Approvals" means, collectively, (i) the
           -----------------------------
affirmative vote of the holders of a majority of the outstanding shares of Common Stock of Merisel Parent entitled to vote which is necessary to approve the Reverse Stock Split and (ii) the affirmative vote of the holders of a majority of the shares of Common Stock of Merisel Parent casting votes which is necessary to approve the issuance of the shares of Common Stock of Merisel Parent issuable upon a conversion pursuant to Section 4.01 hereof and to implement the 1997 Stock Award and Incentive Plan of Merisel Parent.

          "Consolidated Adjusted Tangible Net Worth" means Consolidated Tangible
           ----------------------------------------
Net Worth calculated without giving effect to any foreign currency translation adjustments.

          "Consolidated Capital Expenditures" means, for any period, with
           ---------------------------------
respect to any Person, the expenditures with respect to capital assets (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the consolidated balance sheet of such Person and its Subsidiaries) by such Person and its Subsidiaries during that period that in conformity with GAAP are included in "capital expenditures."

          "Consolidated Debt" means Debt (other than intercompany Debt) of
           -----------------
Merisel Parent and its consolidated Subsidiaries.

          "Consolidated Debt Equivalents" means, as of any date of
           -----------------------------
determination, the aggregate of Consolidated Debt plus the aggregate amount of liability assumed or net cash proceeds received by Merisel Parent and its consolidated Subsidiaries in an accounts receivable securitization, transfer or sale (without duplication).

          "Consolidated EBITSDA" means, for any period, with respect to Merisel
           --------------------
Parent and its consolidated Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Charges, (iv) total depreciation expense and (v) total amortization expense less other non-cash items increasing Consolidated Net Income, all determined in accordance with GAAP.

          "Consolidated Interest Charges" means, for any period, the sum of (i)
           -----------------------------
total interest expense during such period of Merisel Parent and its consolidated Subsidiaries with respect to all Debt (including, without limitation, the interest component of Capital Leases), plus (ii) the discount expense on sales of commercial paper and fees associated with the sales of accounts receivable permitted under Section 5.02(j), all determined in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income of
           -----------------------
Merisel Parent and its consolidated Subsidiaries for such period determined in accordance with GAAP (but without taking into account the effects of (i) Additional Restructuring Fees or (ii) any write-downs in connection with any sale of any Subsidiaries of Merisel Parent or any restructuring in connection with such sale), after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries, provided that there shall be excluded (a) the income of any Person accrued prior to the date it became a Subsidiary of Merisel Parent or was merged into or consolidated with Merisel Parent or any of its Subsidiaries or such Person's assets were acquired by Merisel Parent or any of its Subsidiaries, (b) any gains or losses on the sale or other disposition of investments permitted by Section 5.02(g) hereof or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credit on account of any such excluded losses, (c) the proceeds of any life insurance policy, (d) earnings resulting from any reappraisal, revaluation or write-up of assets, (e) any deferred or other credit representing any excess of the equity in any Subsidiary of Merisel Parent at the date of acquisition thereof over the amount invested in such Subsidiary, (f) any gain or loss arising from the acquisition of any securities of Merisel Parent or any of its Subsidiaries and (g) any reversal of any contingency reserve not in the ordinary course of business, except to the extent that provisions for such contingency reserve shall have been made from income arising during the most recently audited fiscal year.

          "Consolidated Net Worth" means, as of any date of determination, total
           ----------------------
consolidated assets of Merisel Parent and its consolidated Subsidiaries minus total consolidated liabilities of Merisel Parent and its consolidated Subsidiaries, such assets and liabilities each to be determined in accordance with GAAP, including in the determination of total consolidated liabilities Subordinated Debt.

          "Consolidated Payables" has the meaning set forth in Section 5.01(j).
           ---------------------

          "Consolidated Rental Payments" means, for any period, the aggregate
           ----------------------------
amount of all rents paid and payable by Merisel Parent and its Subsidiaries on a consolidated basis during that period under all Operating Leases.

          "Consolidated Tangible Net Worth" means, as of any date of
           -------------------------------
determination, the Consolidated Net Worth of Merisel Parent (but without taking into account the effects of (i) Additional Restructuring Fees or (ii) any write-downs in connection with any sale of any Subsidiaries of Merisel Parent or any restructuring in connection with such sale), less goodwill, patents, trademarks, organizational expenses, deferred research and development costs, deferred marketing expenses and other intangible assets of Merisel Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligations" means, as applied to any Person, any direct
           ----------------------
or indirect liability, contingent or otherwise, of that Person with respect to any Debt, Lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Conversion Date" means (i) in the case of conversion pursuant to
           ---------------
Section 4.01(a), the date on which the conditions contained in Sections 4.01(c) and 4.01(d) are satisfied or, to the extent permissible, waived as provided therein, or (ii) in the case of conversion pursuant to Section 4.01(b), the date on which the conditions contained in Section 4.01(c) are satisfied or, to the extent permissible, waived as provided therein and on which a Holder satisfies the requirements set forth in Section 4.02(a).

          "Current Market Price" per share of Common Stock means (i) the average
           --------------------
of the last reported sale price of the Common Stock on the NASDAQ National Market System for 30 consecutive Trading Days commencing 45 Trading Days before the day in question or (ii) if the Common Stock shall not be quoted on the NASDAQ National Market System, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction, as determined by a U.S. investment banking institution of national repute.

          "Debt" means (i) indebtedness for borrowed money; (ii) obligations
           ----
evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations to pay the deferred purchase price of property or services (it being understood that Debt shall not include obligations both (a) classified as accounts payable, accrued liabilities or income taxes payable under GAAP and (b) incurred in the ordinary course of business); (iv) principal obligations as lessee under Capital Leases; (v) reimbursement obligations under letters of credit; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or the obligations referred to in clauses (i) through (iv) above; or (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, provided that no obligations included in Debt shall be included in more than one
--------
of clauses (i) through (vii); provided further that Debt shall not include any
                              -------- -------
obligations under or
resulting from any agreement for the sale, transfer or securitization of accounts receivable permitted by Section 5.02(j) and Section 5.02(a)(vi).

          "Employee Benefit Plan" means any Pension Plan, any employee welfare
           ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent and that is not exempted from ERISA pursuant to regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time and any successor statute.

          "ERISA Affiliate" means, as applied to any Person, any trade or
           ---------------
business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) and (c) of the Internal Revenue Code of Section 4001 of ERISA;

provided, however, that no Foreign Subsidiary shall be considered an ERISA
--------  -------
Affiliate unless at least one of such Subsidiary's employee benefit plans are subject to ERISA.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Excess Cash and Excess Cash Equivalents" means with respect to any
           ---------------------------------------
Person, all cash and Cash Equivalents in excess of what is required for the normal operation of the business of such Person.

          "Existing Receivables Program" has the meaning set forth in Section
           ----------------------------
5.02(j).

          "Foreign Subsidiary" means a Subsidiary other than a Subsidiary
           ------------------
incorporated in a state of the United States of America.

          "GAAP" means generally accepted accounting principles set forth in
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Entity" means any federal, state or local government or
           -------------------
any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

          "Hazardous Materials" means (i) any oil, flammable substances,
           -------------------
explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (a) pose a hazard to any property of Merisel Parent or any of its Subsidiaries or to Persons on or about such property or (b) cause such property to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable provincial, local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; applicable state statutes and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any of the properties of Merisel Parent or any of its Subsidiaries or the owners and/or occupants of property adjacent to or surrounding any such property.

          "Hazardous Materials Laws" means federal, state, provincial or local
           ------------------------
laws, ordinances, regulations, or policies now or hereafter existing or enacted relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about any of the property of Merisel Parent or any of its Subsidiaries, including, without limitation, soil and groundwater conditions.

          "Holder" shall mean each holder from time to time of an outstanding
           ------
Note.

          "Incipient Default" means an event which would constitute an Event of
           -----------------
Default but for the requirement that notice be given or time elapse or both.

          "Indenture" means the Indenture dated as of October 15, 1994 between
           ---------
Merisel Parent, as Issuer, and Nationsbank of Texas, N.A., as Trustee, relating to the 12 1/2% Senior Notes.

          "Interest Rate Agreement" means any interest rate swap agreement,
           -----------------------
interest rate cap agreement, interest rate collar agreement or other similar agreement.

          "Lien" means any lien, mortgage, deed of trust, assignment, pledge,
           ----
security interest or other charge or encumbrance, or any preferential arrangement which has the practical effect of constituting a lien or security interest; provided, however,
                                                              --------  -------
that any restrictions contained in any software license or any vendor repurchase right, territorial distribution or export restriction, authorized dealer requirement or any other restriction imposed by Merisel Parent's or its Subsidiaries' vendors to control the distribution channel for their products shall not constitute a "Lien" as defined herein.

          "Limited Waiver and Agreement to Amend" means the Limited Waiver and
           -------------------------------------
Agreement to Amend dated as of April 14, 1997 among Merisel Parent, Merisel Americas, Merisel Europe, Inc., the Consenting Lenders parties thereto, the Consenting Senior Noteholders parties thereto and the Consenting Subordinated Noteholders parties thereto.

          "Limited Waiver and Voting Agreement" means the Limited Waiver and
           -----------------------------------
Voting Agreement dated as of April 11, 1997 among Merisel Parent and the Consenting Noteholders parties thereto.

          "Loan Documents" means the Notes, the Stock and Note Purchase
           --------------
Agreement and all other writings related to the Notes, now or hereafter executed by or on behalf of either Merisel Parent or Merisel Americas and delivered to any Holder, together with all agreements, instruments or documents referred to therein or contemplated thereby.

          "Majority Holders" means, at any time, Holders of at least 60% of the
           ----------------
aggregate principal amount of the outstanding Notes.

          "Material Adverse Effect" means any change or effect that is, or would
           -----------------------
be reasonably likely to be, materially adverse to the assets, liabilities, business, prospects, operations, properties (including intangible properties), condition (financial or otherwise) or results of operations of Merisel Parent and its Subsidiaries, taken as a whole.

          "Merisel Americas" has the meaning specified in the first paragraph of
           ----------------
this Note.

          "Merisel Canada" means Merisel Canada, Inc., a corporation organized
           --------------
under the laws of Ontario, Canada.

          "Merisel Parent" has the meaning specified in the first paragraph of
           --------------
this Note.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, cash
           -----------------------
payments (including any cash received by way of repayment of intercompany Debt
or
deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any reasonable costs and expenses incurred in connection with such Asset Sale, including without limitation (i) reasonable legal fees and expenses, (ii) taxes reasonably estimated to be actually payable within one year of the date of such Asset Sale, including income taxes as a result of any gain recognized in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt to parties other than Merisel Parent or any of its Subsidiaries that is secured by a Lien on the stock or assets in question and that is required to be paid under the terms thereof as a result of such Asset Sale and (iv) amounts reserved in accordance with GAAP for (1) liabilities due and payable within twelve months from the date of such Asset Sale retained by the seller in connection with such Asset Sale and
(2) indemnities provided by the Seller relating to inventory and/or accounts receivable in connection with such Asset Sale, in an aggregate amount not to exceed 5% of the purchase price payable in cash with respect to such Asset Sale; provided that in the case of any Asset Sale by a Foreign Subsidiary of Merisel
--------
Parent, Net Asset Sale Proceeds shall not include cash proceeds applied to the repayment to parties other than Merisel Parent or any of its Subsidiaries of local lines of credit of such Subsidiary; and provided further that Net Asset
                                              -------- -------
Sale Proceeds shall include all amounts in respect of payment, forgiveness, cancellation or reduction of intercompany Debt in connection with or arising out of such Asset Sale.

          "Note" or "Notes" means this Note or any portion thereof (including
           ----      -----
notes issued pursuant to Section 4.02(c), Section 7.04 or Section 7.05 hereof).

          "Operating Lease" means, as applied to any Person, any lease
           ---------------
(including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Pension Plan" means any employee plan which is subject to Section 412
           ------------
of the Internal Revenue Code and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent, other than a Multiemployer Plan.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Receivables Program" has the meaning specified in Section 5.02(j).
           -------------------

          "Related Accrued Interest Rights" means, with respect to any Note or
           -------------------------------
portion thereof, the right to receive all accrued and unpaid interest (including deferred interest and interest on deferred interest, if any) relating thereto.

          "Reverse Stock Split" means the one-for-five reverse stock split of
           -------------------
shares of Common Stock of Merisel Parent.

          "Sale and Leaseback Transaction" means, with respect to any Person,
           ------------------------------
any transaction in which such Person, directly or indirectly, becomes or remains liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether then owned or thereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person or
(ii) which such Person intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by such Person to any other Person in connection with such lease.

          "Securities" means any stock, shares, partnership interests, limited
           ----------
liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Stock and Note Purchase Agreement" means the Stock and Note Purchase
           ---------------------------------
Agreement dated September 19, 1997 among Phoenix Acquisition Company II, L.L.C., Merisel Parent and Merisel Americas relating to this Note.

          "Subordinated Debt" means all Debt of Merisel Parent or any of its
           -----------------
Subsidiaries that is subordinated in right of payment to this Note pursuant to documents containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Majority Holders.

          "Subsidiary" means, as applied to any Person, any corporation of which
           ----------
50% or more of the outstanding voting securities of such corporation shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

          "Termination Event" means (i) a "Reportable Event" described in
           -----------------
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Merisel Parent or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a

Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation or (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a Lien pursuant to Section 412(n) of the Revenue Code.

          "Trading Day" means a day on when the NASDAQ National Market System is
           -----------
open for the transaction of business.

          "12 1/2% Senior Notes" means the 12 1/2% Senior Notes due December 31,
           --------------------
2004 of Merisel Parent issued pursuant to the Indenture.

          Terms not defined herein shall have the meanings set forth in the Stock and Note Purchase Agreement.


                                  ARTICLE II

                               TERMS OF PAYMENT

          SECTION 2.01.  No Prepayment.  Except as expressly provided herein,
                         -------------
this Note may not be prepaid in whole or in part. No such prepayment which is not expressly permitted hereby shall affect the right to the extent set forth herein of the Holders to receive the shares of Common Stock issuable upon conversion of the Notes.

          SECTION 2.02.  Interest.  (a)  Subject to the provisions of Section
                         --------
2.02(b) below, Merisel Parent and Merisel Americas, jointly and severally, promise to pay to the Holders interest on all unpaid principal amounts hereunder from the respective dates of issuance of such principal amounts until the earlier to occur of (i) the payment in full of such principal amounts on the respective due dates for payment thereof or (ii) with respect to any portion hereof that is converted as provided herein, the Conversion Date, payable quarterly on each August 1, November 1, February 1 and May 1 during the term hereof and on the final day when each such principal amount is paid in full, at an interest rate per annum equal at all times to 11.5% per annum, increasing by an additional 1% at the end of each month commencing at the end of the second month after the date hereof for as long as any portion of this Note remains outstanding; provided, however, that the maximum interest rate payable hereunder
             --------  -------
shall be 18.0% per annum.

          (b) Merisel Parent and Merisel Americas may, at their option by notice delivered to each Holder at least seven days prior to any interest payment date specified in Section 2.01(a) above, elect to defer payment of any interest on the Notes due on such interest payment date. Such notice shall specify the principal amount and maturity date or maturity dates to which such election relates. If such election is made, interest shall accrue on the amount of such deferred interest at the applicable interest rate determined in accordance with Section 2.01(a) until payment in full of such deferred interest. Deferred interest, together with accrued interest thereon, shall become payable in full in cash upon the due date for payment or earlier redemption or repayment of the principal amount to which such interest relates.

          (c) Notwithstanding the provisions of Section 2.02(b) above, if Merisel Parent or Merisel Americas defaults in the payment of any principal on the Notes when due, interest, including accrued interest, deferred interest and interest on deferred interest, if any, on the Notes shall thereafter become due and payable in cash.

          SECTION 2.03.  Payments and Computations.  (a)  The Co-Issuers shall
                         -------------------------
make each payment hereunder prior to 1:00 p.m., New York time, on the day when due in U.S. dollars to the Holders by wire transfer in immediately available funds to a bank account in the United States designated by each Holder no later than three Business Days prior to the date of payment.

          (b) All computations of interest (including interest on deferred interest, if any) shall be made by the Holder on the basis of a year of 365 or 366, as applicable, days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest (including interest on deferred interest, if any).


                                  ARTICLE III

                 REDEMPTION; REPAYMENT UPON CHANGE OF CONTROL

          SECTION 3.01.  Optional Redemption.  The Notes may be redeemed, at the
                         -------------------
option of the Co-Issuers, in whole only, at any time prior to maturity upon not less than 20 nor more than 40 days' notice mailed to each Holder, at a redemption price equal to 108% of the principal amount of Notes to be redeemed plus accrued interest, deferred interest and interest on deferred interest, if any, to the due date for redemption specified in such notice; provided that such
                                                              --------
redemption price will be reduced by the aggregate amount of the Transaction Fee, the Termination Fee and Expenses (payable pursuant to, and as defined in, the Stock and Note Purchase Agreement) paid to Stonington Partners, Inc. on behalf of

Phoenix Acquisition Company II, L.L.C., as the initial Holder of this Note;
and provided further that the Notes may not be redeemed prior to termination of
    -------- -------
the Stock and Note Purchase Agreement pursuant to Section 8.01 thereof.

          SECTION 3.02.  Repayment upon Change of Control.  Within 15 days of a
                         --------------------------------
Change of Control or upon the occurrence of an event that will result in the Termination Fee being payable pursuant to Section 6.05 of the Stock and Note Purchase Agreement, each Holder has the right to notify the Co-Issuers requiring the repayment of all or, at the option of such Holder, a portion of the aggregate principal amount of the Notes held by such Holder as of a date occurring not more than seven days following such notice, in the case of a Change of Control, or one day following such notice in the case of the occurrence an event resulting in the payment of the Termination Fee at a price equal to 100% of the principal amount thereof, and the Co-Issuers shall pay on such date such amounts plus accrued interest, deferred interest and interest on deferred interest, if any, on the principal amount to be repaid to the due date for payment specified in such notice. In the case of repayment of a portion only of the aggregate principal amount of the Notes held by a Holder, such Holder shall determine in the notice referred to above the maturity dates of the Notes to be repaid.


                                  ARTICLE IV

                                  CONVERSION

          SECTION 4.01.  Conversion Rights.  (a)  Upon the satisfaction or
                         -----------------
waiver of the conditions contained in Sections 4.01(c) and 4.01(d) below, the full unpaid principal amount of the Notes and the Related Accrued Interest Rights shall be converted into fully paid and nonassessable shares of Common Stock in accordance with the following provisions of this Article IV, which conversion shall occur automatically upon the satisfaction or waiver of such conditions, without any further action on the part of the Holders. Upon the occurrence of such conversion, the Notes shall cease to represent Debt and shall instead be deemed to represent rights to receive the Common Stock issuable upon conversion of the Notes.

          (b) In addition, any Holder may at any time, at its option upon the satisfaction or waiver of the conditions contained in Section 4.01(c) below, convert a portion of its Notes and the Related Accrued Interest Rights into fully paid and nonassessable shares of Common Stock by delivery to Merisel Parent of a conversion notice in accordance with Section 4.02. The maximum aggregate principal amount of Notes and Related Accrued Interest Rights that may be converted by all Holders pursuant to this Section 4.01(b) shall be limited to such amount as shall be convertible into 19.9% of the Common Stock issued and outstanding immediately prior to any such proposed conversion, reduced by the number of shares of Common Stock previously purchased by any of the Holders pursuant to the Stock and Note Purchase Agreement. A partial conversion pursuant to this Section 4.01(b) shall be effected in accordance with the following provisions of this
Article IV.

          (c) The conversion of the Notes and Related Accrued Interest Rights pursuant to Sections 4.01(a) and 4.01(b) above shall be subject to the satisfaction or, to the extent permissible, to the waiver by (a) in the case of a conversion under Section 4.01(a), all Holders or (b) in the case of a conversion under Section 4.01(b), Holders that wish to convert their Notes, of the following conditions:

          (i) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the conversion of the Notes and the Related Accrued Interest Rights shall be in effect; provided, however, that, in the case of a
                                --------  -------
     decree, injunction or order, each of Merisel Parent, Merisel Americas and each Holder shall have used its best efforts to prevent the entry of any such decree, injunction or order and to appeal as promptly as possible any decree, injunction or order that may be entered.

          (ii) All consents, approvals and authorizations from any third party in connection with the conversion of the Notes and the Related Accrued Interest Rights shall have been obtained, except where the failure to obtain same would not have a Material Adverse Effect.

          (iii) The waiting period (and any extension thereof) applicable to the conversion of the Notes and the Related Accrued Interest Rights under the Hart-Scott-Rodino Antitrust Improvements Act of 1996, to the extent required, shall have expired or been terminated.

          (iv) Merisel Parent shall have a sufficient number of shares of Common Stock to effect such conversion.

          (v) The shares of Common Stock to be issued pursuant to Sections 4.01(a) or (b), as the case may be, shall have been authorized for listing on the NASDAQ National Market System, subject to official notice of issuance.

          (d) The conversion of the Notes and the Related Accrued Interest Rights pursuant to Section 4.01(a) above shall be subject to the satisfaction or waiver by all the Holders of the following additional conditions:

          (i) Each of the representations and warranties of Merisel Parent and Merisel Americas contained in the Stock and Note Purchase Agreement (i) that is qualified as to materiality shall be true and correct and (ii) that is not so qualified shall be true and correct in all material respects, in each case as of the Conversion Date as though made as of the Conversion Date (except that the accuracy of representations and warranties that by their terms speak only as to an earlier date will be determined as of such earlier date), and the Holders shall have received a certificate of the Chief Executive Officer of each of Merisel Parent and Merisel Americas dated the Conversion Date to that effect.

          (ii) No Event of Default or Incipient Default under the Notes shall have occurred or be in effect, and the Holders shall have received a certificate of the Chief Executive Officer of each of Merisel Parent and Merisel Americas dated the Conversion Date to that effect.

          (iii) There shall have been no Material Adverse Effect.

          (iv) The Company Stockholder Approvals, to the extent required, shall have been obtained.

          (v) There shall be no (A) injunction, order or similar restraint issued by any Governmental Entity that imposes limitations on any Holder's ability to exercise full rights of ownership with respect to the shares of Common Stock to be issued pursuant to Section 4.01(a) or (B) finding that Merisel Parent has breached or is in breach of any material obligation under either the Limited Waiver and Agreement to Amend or the Limited Waiver and Voting Agreement, whether preliminary, interlocutory or final, by a Governmental Entity.

          (e) The conversion of the Notes and Related Accrued Interest Rights pursuant to Section 4.01(a) above shall be subject to the satisfaction or, to the extent permissible, to the waiver by Merisel Parent and all Holders of the condition that Phoenix Acquisition Company II, L.L.C., as initial Holder of this Note, shall have delivered to Merisel Parent in accordance with Section 5.03(b) of the Stock and Note Purchase Agreement an executed commitment letter from one or more financial institutions for a stand-by credit or remarketing facility having commercially reasonable terms and conditions for the repurchase or remarketing, as the case may be, of any 12 1/2% Senior Notes put to Merisel Parent pursuant to Section 4.15 of the Indenture following such conversion.

          (f) The conversion of the Notes and the Related Accrued Interest Rights pursuant to Section 4.01(a) above shall be subject to the satisfaction or waiver by Merisel Parent of the condition that Phoenix Acquisition Company II, L.L.C., as initial Holder of this Note, shall have delivered to Merisel Parent in accordance with Section 5.03(a) of the Stock and Note Purchase Agreement either (A) an executed commitment letter from one or more financial institutions reasonably satisfactory to Merisel Parent for a revolving credit facility to provide working capital for the operating Subsidiaries of Merisel Parent following the Conversion Date in the aggregate amount of $50,000,000 and otherwise having terms and conditions which are commercially reasonable and reasonably satisfactory to Merisel Parent and such initial Holder or (B) a revolving credit facility to provide working capital for the operating Subsidiaries of Merisel Parent following the Conversion Date in the aggregate amount of $50,000,000 and otherwise having terms and conditions substantially similar to those set forth on Exhibit B to the Stock and Note Purchase Agreement.

          (g) Each of Merisel Parent and Merisel Americas shall give prompt notice to the Holders of the occurrence of any event that could cause the conditions contained in Section 4.01(c) or 4.01(d) not to be satisfied; provided, however, that no such notification shall affect the conditions to the
--------  -------
obligations of Merisel Parent, Merisel Americas or the Holders under such Sections.

          SECTION 4.02.  Conversion Procedure.  (a)  To convert any portion of
                         --------------------
the Notes and the Related Accrued Interest Rights pursuant to Section 4.01(b), a Holder must (i) complete and sign the conversion notice attached to the Notes to be converted (which, in the case of conversion of a portion only of such Holder's Notes and Related Accrued Interest Rights, shall be determined in accordance with Section 4.07 hereof), (ii) surrender such Notes to Merisel Parent, (iii) if the Common Stock issuable upon conversion is to be issued to a Person other than the converting Holder, furnish appropriate endorsements and transfer documents reasonably requested by Merisel Parent and (iv) pay any transfer or similar tax required pursuant to Section 4.04.

          (b) As soon as practical after the relevant Conversion Date, Merisel Parent shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion. Delivery of the Common Stock shall be made only against a tender of the Notes, or portion thereof, so converted. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date. No certificates representing fractional shares of Common Stock shall be issued and, in lieu of any such fractional shares, Merisel Parent shall, as soon as practicable after the relevant Conversion Date, aggregate all such fractional interests and either purchase such interests or sell such interests on the NASDAQ National Market System. Following such purchase or sale, Merisel Parent shall determine the portion of the proceeds therefrom to which each Holder is entitled and promptly remit such amount to each such Holder by check.

          (c) Upon partial conversion of a Note together with Related Accrued Interest Rights thereon, the Co-Issuers shall issue to the Holder of such Note a new Note equal in principal amount to the unconverted portion of the Note surrendered. Interest on such unconverted portion shall continue to accrue.

          SECTION 4.03.  Conversion Rate.  (a)  The initial conversion rate is
                         ---------------
328.9473684211 shares of Common Stock for each $1,000 principal amount of Notes, together with any and all Related Accrued Interest Rights. The conversion rate is subject to adjustment as provided in Section 4.06. Each of Merisel Parent and the Holders hereby agrees and acknowledges that such conversion rate (as adjusted, as the case may be) represents a fair value as between such parties of any shares of Common Stock to be issued by Merisel Parent pursuant to Section
4.01 of this Note.

          (b) The number of shares of Common Stock issuable upon conversion of a Note and Related Accrued Interest Rights is determined by (i) dividing the principal amount of the Note or portion thereof to be converted by $1,000, (ii) multiplying the result by the conversion rate in effect on the Conversion Date and (iii) rounding the result to the nearest 1/1000 of a share.

          SECTION 4.04.  Taxes on Conversion.  Merisel Parent shall pay any
                         -------------------
documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon any conversion hereunder. However, the Holder shall pay any such tax that is due as a result of such Holder's request to have the shares of Common Stock issuable upon such conversion issued in a name other than such converting Holder's name.

          SECTION 4.05.  Merisel Parent to Provide Stock.  From and after the
                         -------------------------------
date upon which the Reverse Stock Split becomes effective, Merisel Parent shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes and Related Accrued Interest Rights, the full number of shares of Common Stock then deliverable upon the conversion of all Notes then outstanding together with Related Accrued Interest Rights.

          SECTION 4.06.  Adjustments to Conversion Rate.  (a)  Subdivisions,
                         ------------------------------        -------------
Combinations, Reclassifications, Issuances.  In the event of (i) the
------------------------------------------
subdivision, combination or reclassification of the outstanding shares of Common Stock (including, without limitation, pursuant to the Reverse Stock Split) or
(ii) the issuance by Merisel Parent of shares of Common Stock as a dividend or distribution on the Common Stock, the conversion rate in effect immediately prior to such event shall be adjusted by Merisel Parent so that the Holder of a Note and Related Accrued Interest Rights thereafter converted shall receive the number of shares of Common Stock that such Holder would have owned immediately following such action if such Note and Related Accrued Interest Rights had been converted immediately prior to the effective date of such subdivision, combination or reclassification or immediately prior to the record date of such dividend or distribution.

          The foregoing adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If, after an adjustment pursuant to this Section 4.06(a), a Holder would receive, upon conversion of a Note and Related Accrued Interest Rights, shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted conversion rate between the classes of capital stock. After such allocation, the conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article IV.

          (b) Rights, Warrants and Other Issuances. In the event of (i) the
              ------------------------------------
offering of any shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date of such offering or (ii) the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share) less than the Current Market Price of the Common Stock on the date of such issuance (other than, in the case of (i) or (ii) above, any conversion pursuant to Section 4.01 hereof), the conversion rate shall be adjusted in accordance with the formula:


                         C' = C x   O + N
                                  -----------
                                        N x P
                                        -----
                                    O  +  M

where:

                  C'     =         the adjusted conversion rate.

                  C      =         the current conversion rate.

                  O      =         the number of shares of Common Stock
                                   outstanding on the offering date or issuance date, as applicable.

                  N      =         the number of additional shares of Common
                                   Stock offered or issuable upon conversion or exchange.

                  P      =         the offering, conversion or exchange price
                                   per share of the additional shares.

                  M      =         the Current Market Price per share of Common
                                   Stock on the offering date or issuance date, as applicable.

          Upon the occurrence of any event specified in this Section 4.06(b), the adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such shares, rights or warrants, as applicable; provided, however, that, in the event that all the
                         --------  -------
shares of Common Stock offered for purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be immediately readjusted to be what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c) Other Distributions.  In the event of the distribution by Merisel
              -------------------
Parent to all holders of Common Stock of shares of capital stock (other than Common Stock), debt securities, assets or rights or warrants to purchase assets or securities of Merisel Parent or its Subsidiaries (excluding the rights and warrants referred to in Section 4.06(b)), the conversion rate shall be adjusted in accordance with the formula:

                         C' = C x   M
                                  ------
                                  M -  F

where:

                  C'     =         the adjusted conversion rate.

                  C      =         the current conversion rate.

                  M      =         the Current Market Price per share of Common
                                   Stock on the record date of the assets,
                                   securities, rights or warrants to be
                                   distributed;

                  F      =         the fair market value (as determined by
                                   Merisel Parent) on the record date of the assets, securities, rights or warrants to be distributed attributable to one share of Common Stock;

provided that in the event that the difference "M-F" as defined in the above
--------
formula is less than $0.01 or "F" above is equal to or greater than the Current Market Price of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall thereafter have the right to receive upon conversion the amount of securities or assets such Holder would have received had such Holder converted its Notes and Related Accrued Interest Rights on such record date. In the event that such dividend or distribution is not so paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. If Merisel Parent determines the fair market value of any distribution for purposes of this
Section 4.06(c) by reference to the actual or when issued trading market for any such assets, securities, rights or warrants, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          (d)   Consideration Received.  For purposes of any computation
                ----------------------
respecting consideration received pursuant to Section 4.06(b), the following shall apply:

          (i) in the case of issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case
                                                     --------
     shall any deduction be made for commissions, discounts or other expenses incurred by Merisel Parent for any underwriting of the issue or otherwise in connection therewith;

          (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a resolution of the Board of Directors; and

          (iii) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by Merisel Parent for the issuance of such securities plus the additional minimum consideration, if any, to be received by Merisel Parent upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this
     Section 4.06(d)).

          (e)   When Adjustment May Be Deferred.  No adjustment in the
                -------------------------------
conversion rate need be made unless the cumulative adjustments would require a decrease or an increase (subject to the provisions of Section 4.06(f)) of at least 1% in the conversion rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          (f)   When No Adjustment Required.  No adjustment need be made for a
                ---------------------------
change in the par value or no par value of the Common Stock. No downward adjustment in the conversion rate shall be made except in the event of a reverse split.

          (g)   Notice of Adjustment.  Whenever the conversion rate is adjusted,
                --------------------
Merisel Parent shall promptly mail to all Holders a notice of the adjustment, together with a certificate from Merisel Parent's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

          (h)   Voluntary Increase.  Merisel Parent from time to time may
                ------------------
increase the conversion rate by any amount for any period of time if the period is at least twenty days and if the increase is irrevocable during such period.

          Whenever the conversion rate is increased pursuant to this Section 4.06(h), Merisel Parent shall mail to all Holders a notice of the increase. The notice shall state the increased conversion rate and the period it will be in effect.

          An increase of the conversion rate does not change or adjust the conversion rate otherwise in effect for purposes of calculating the adjustments required by this Section 4.06.

          (i)  Reorganization of Merisel Parent.  If Merisel Parent is party
               --------------------------------
to a merger, consolidation or other transaction or subject to another event that reclassifies or changes its outstanding Common Stock, the Person assuming the obligations of Merisel Parent shall irrevocably agree and undertake for the benefit of each Holder of outstanding Notes that each such Holder shall have the right to convert such Notes into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Common Stock into which each such Note was convertible immediately prior to the effective date of such transaction or event. Such irrevocable agreement and undertaking shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4.06. The Person assuming the obligations of Merisel Parent shall mail to all Holders a notice briefly describing such irrevocable agreement and undertaking.

          If this Section 4.06(i) applies to a transaction or event described above, the provisions for adjustment of the conversion rate set forth in Section 4.06(a) shall not apply to the same transaction or event. The provisions of this Section 4.06(i) shall in no way limit a Holder's rights to require Merisel Parent to repay the Notes of such Holder pursuant to Section 3.02.

          (j)  Notice of Certain Transactions.  If:
               ------------------------------

          (i) Merisel Parent takes any action that would require an adjustment in the conversion rate pursuant to this Section 4.06; or

          (ii) there is a liquidation or dissolution of Merisel Parent;

Merisel Parent shall mail to all Holders a notice describing the proposed action and the proposed record date, if applicable, or effective date of such action. Merisel Parent shall mail such notice at least 30 days before such date, provided that failure to give such notice shall not affect the validity of the
--------
action taken or proposed to be taken.

          (k)  Determination Final.  Any determination that Merisel Parent or
               -------------------
the Board of Directors must make pursuant to this Article IV or with respect to the Current Market Price of Common Stock shall be conclusive.

          SECTION 4.07.  Order of Conversion.  In the case of conversion of a
                         -------------------
portion only of a Holder's Notes, such Notes shall be converted in reverse maturity date order, commencing with the Notes with the latest maturity dates (together with the Related Accrued Interest Rights).


                                   ARTICLE V

                          COVENANTS OF THE CO-ISSUERS

          SECTION 5.01.  Affirmative Covenants.  So long as any amount shall
                         ---------------------
remain unpaid hereunder, Merisel Parent shall, unless the Majority Holders shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc.  Comply, and cause each of its
               -------------------------
Subsidiaries to comply with all applicable laws, rules, regulations and orders (including, without limitation, any Hazardous Materials Laws) noncompliance with which could materially adversely affect the business or credit of Merisel Americas or Merisel Parent or ability of either of them to perform under any Loan Document or the ability of any of such Subsidiaries to perform its obligations under any Loan Document to which it is a party.

          (b)  Corporate Existence.  Take and fulfill, and cause each of its
               -------------------
Subsidiaries to take and fulfill, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve (except as permitted in Section 5.02(e)), and shall take and fulfill, and cause each of its Subsidiaries to take and fulfill, all actions and conditions necessary to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification except where failure to do so could not have a material adverse effect on Merisel Parent or any such Subsidiary or on Merisel Parent's or any such Subsidiary's ability to perform its obligations under any Loan Document to which it is a party.

          (c)  General Maintenance of Properties and Business, Etc.  Maintain
               ---------------------------------------------------
and cause each of its Subsidiaries to maintain its property in good condition (ordinary wear and tear excepted) and make all reasonable and necessary renewals, replacements, additions and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times; and maintain and cause each of its Subsidiaries to maintain, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its property and business of such a nature, with such terms and in such amounts, as is customary in the case of corporations engaged in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by such corporations.

          (d)  Inspection.  Permit any Holder, by its representatives, agents or
               ----------
attorneys, (i) to examine books of account, records, reports or other papers of Merisel Parent or any of its Subsidiaries, to make copies and take extracts from any thereof, (ii) with the consent of Merisel Parent, such consent not to be unreasonably withheld, to discuss the affairs, finances and accounts of Merisel Parent and/or any of its Subsidiaries with the independent certified public accountants thereof (and by this provision Merisel Parent hereby authorizes said accountants to discuss with any such Holder the finances and accounts of Merisel Parent and its Subsidiaries) and (iii) to visit and inspect, all upon reasonable notice, at reasonable times during normal business hours the properties of Merisel Parent or any of its Subsidiaries. Each such inspection shall be at the expense of the Person making the inspection, unless such inspection shall be made during the continuance of an Event of Default (in which event, the expense of such inspection shall be borne by the Co-Issuers). Notwithstanding the foregoing sentence, it is understood and agreed by the Co-Issuers that all expenses incurred by Merisel Parent or any of its Subsidiaries, any officers and employees thereof and the independent certified public accountants thereof in connection with any such inspection shall be expenses payable by the Co-Issuers or such Subsidiary and shall not be expenses of the Person making the inspection.

          (e)  Keeping of Books, Separate Records, Etc. (i)  Keep, and cause
               ---------------------------------------
each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Merisel Parent and each of its Subsidiaries in accordance with GAAP and consistent with prudent business practices provided, however, that
                                                         --------  -------
(y) Merisel Americas and its respective Subsidiaries shall maintain its assets and transactions separately from those of both Merisel Parent and its other Subsidiaries (collectively, the "Other Corporations") and shall reflect such
                                 ------------------
assets and transactions in financial statements separate and distinct from those of the Other Corporations and shall evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations; and (z) except as otherwise expressly permitted herein, Merisel Americas and its Subsidiaries shall at all times provide for their own operating expenses and liabilities from their own funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between Merisel Americas and its Subsidiaries and the Other Corporations; and (ii) except as permitted by Section 5.02(j), collect its accounts receivable and sell its inventory only in the ordinary course of its business.

          (f)  Maintenance of Merisel Parent's Consolidated Adjusted Tangible
               --------------------------------------------------------------
Net Worth.  Maintain its Consolidated Adjusted Tangible Net Worth as of the
---------
end of the periods indicated below at a level not less than the correlative amount indicated below:

                                   Consolidated Adjusted
          Period                   Tangible Net Worth
          ------                   ---------------------
          3rd Quarter of 1997       $(9,549,000)

          4th Quarter of 1997       $(8,269,000)

          1st Quarter of 1998       $(7,134,000)

          2nd Quarter of 1998       $(6,092,000)

          3rd Quarter of 1998       $(4,991,000)

          4th Quarter of 1998       $(3,876,000)

          1st Quarter of 1999       $(3,399,000)

          2nd Quarter of 1999       $(3,399,000)

          3rd Quarter of 1999       $(3,399,000)

          4th Quarter of 1999       $(3,399,000)

          (g)  Minimum Consolidated EBITSDA of Merisel Parent.  Maintain its
               ----------------------------------------------
aggregate Consolidated EBITSDA for the periods indicated below at a level not less than the correlative amount indicated below:

          Period                  Consolidated EBITSDA
          ------                  --------------------
          Three Quarters ended
          3rd Quarter of 1997      $33,000,000

          Four Quarters ended
          4th Quarter of 1997      $50,000,000

          Four Quarters ended
          1st Quarter of 1998      $56,000,000

          Four Quarters ended
          2nd Quarter of 1998      $60,000,000

          Four Quarters ended
          3rd Quarter of 1998      $64,000,000

          Four Quarters ended
          4th Quarter of 1998      $68,000,000

          Four Quarters ended
          1st Quarter of 1999      $68,000,000

          Four Quarters ended
          2nd Quarter of 1999      $68,000,000

          Four Quarters ended
          3rd Quarter of 1999      $68,000,000

          Four Quarters ended
          4th Quarter of 1999      $68,000,000

          (h)  Maintenance of Merisel Parent's Fixed Charge Coverage Ratio.
               -----------------------------------------------------------
Maintain, for each period indicated below, a ratio of (i) Consolidated EBITSDA to (ii) Consolidated Interest Charges of not less than the correlative amount indicated below:

          Period                 Ratio
          ------                 -----
          3rd Quarter of 1997    1.10:1.00

          4th Quarter of 1997    1.10:1.00

          1st Quarter of 1998    1.10:1.00

          2nd Quarter of 1998    1.10:1.00

          3rd Quarter of 1998    1.10:1.00

          4th Quarter of 1998    1.10:1.00

          1st Quarter of 1999    1.10:1.00

          2nd Quarter of 1999    1.10:1.00

          3rd Quarter of 1999    1.10:1.00

          4th Quarter of 1999    1.10:1.00

          (i)  Maintenance of Inventory Turnover Ratio.  Maintain (i) at the end
               ---------------------------------------
of each quarter ending prior to repayment in full of the principal amount of the Notes, a ratio of (x) consolidated aggregate cost of sales of Merisel Parent for such quarter multiplied by four to (y) Average Consolidated Net Inventory of not less than 8.00:1.00.

          (j)  Minimum Ratio of Accounts Payable to Inventory.  Maintain a ratio
               ----------------------------------------------
of consolidated amount of accounts payable ("Consolidated Payables") to
                                             ---------------------
consolidated amount of inventory of 0.90:1.00 on the last day of each quarter ending prior to repayment in full of the principal amount of the Notes.

          (k)   Reporting Requirements.  Furnish to each Holder the following:
                ----------------------

          (i) promptly after (y) the occurrence of each Event of Default or Incipient Default or any development (an "Adverse Development"), financial
                                               -------------------
     or otherwise, including, without limitation, litigation, arbitration proceedings and regulatory proceedings, which could reasonably be expected to materially adversely affect the business, properties or affairs of Merisel Parent or Merisel Americas or the ability of Merisel Parent or Merisel Americas to make payment of or perform their respective obligations under the Loan Documents, or (z) any change by any rating agency (including any insurance rating agency) in the rating of any publicly-held long-term Debt of Merisel Parent or Merisel Americas, a statement of the Treasurer(s) of Merisel Parent and Merisel Americas setting forth details of such Event of Default or Incipient Default or Adverse Development and, in the case of clause (y), the action which Merisel Parent or Merisel Americas proposes to take with respect thereto;

          (ii) within the earlier of (x) five Business Days of completion thereof or (y) 30 days following the end of the applicable month (or, in the case of the end of a fiscal quarter, 45 days after the end of the applicable month), the Company's standard internal monthly report in substantially the form set forth in Exhibit A hereto. The Holders acknowledge that the information described in this Section 5.01(k)(ii) shall be preliminary information subject to adjustment and may be materially different from the information contained in the reports and statements to be provided under Section 5.01(k)(iii) and 5.01(k)(iv) hereof;

          (iii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters in each fiscal year, (a) consolidated and consolidating balance sheets of Merisel Parent and its Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of income and retained earnings of Merisel Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and (b) consolidated balance sheets of Merisel Americas and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of income and retained earnings of Merisel Americas and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, in the case of clauses (a) and (b), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Treasurer(s) of Merisel Parent and Merisel Americas as having been prepared in accordance with GAAP (other than the absence of footnotes), together with (x) a certificate of each such officer stating that no Event of Default or Incipient Default or Adverse Development has occurred and is continuing or, if an Event of Default or Incipient Default or Adverse Development has occurred and is continuing, a statement as to the nature thereof and the action which Merisel Parent or Merisel Americas proposes to take with respect thereto; and (y) a schedule in form and substance satisfactory to the Holders, substantially in the form of Exhibit B hereto, of the computations used in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Sections 5.01(f), (g), (h), (i) and (j) and Sections 5.02(d), (f)(iii), (h) and (i)
     of this Note;

          (iv) as soon as available and in any event within 95 days after the end of each fiscal year of Merisel Parent, a copy of the annual audit report for such year for Merisel Parent and its consolidated Subsidiaries, including therein consolidated balance sheets of Merisel Parent and its consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of Merisel Parent and its consolidated Subsidiaries for such fiscal year, together with a consolidating balance sheet of Merisel Parent and its Subsidiaries as of the end of such fiscal year and consolidating statements of income and retained earnings and of source and application of funds of Merisel Parent and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified in a manner acceptable to the Majority Holders by independent public accountants of recognized standing acceptable to the Majority Holders and which consolidating balance sheets and financial statements are certified in a manner acceptable to the Majority Holders by the Treasurer of Merisel Parent, together with (a) a statement in the notes to such financial statements if any default exists under the terms of this Note; and (b) a schedule in form and substance satisfactory to the Majority Holders substantially in the form of Exhibit B hereto, of the computations used in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 5.01(f), (g), (h), (i) and (j) and Sections 5.02(d), (f)(iii), (h) and (i) of this Note;

          (v) as soon as available and in any event within 95 days after the end of each fiscal year of Merisel Americas, consolidated balance sheets of Merisel Americas and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of Merisel Americas and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified in a manner acceptable to the Majority Holders by the Treasurer of Merisel Americas; provided, however, that if any of the foregoing have
                          --------  -------
     been the subject of an audit separate to the audit described in Section 5.01(k)(iv) by independent public accountants (provided that such
                                                    --------
     accountants shall be the same accounting firm as referred to in Section 5.01(k)(iv), unless otherwise agreed by the Majority Holders), then the same shall be delivered with a certification of such accountants in a manner acceptable to the Majority Holders;

          (vi) within 180 days after the close of each fiscal year, a statement of the unfunded liabilities of each Pension Plan, if any, certified as correct by an actuary enrolled under ERISA;

          (vii) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "Reportable Event" as defined in Title IV of ERISA which Merisel Parent or any of its Subsidiaries files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Merisel Parent or any of its Subsidiaries receives from such Corporation;

          (viii) as soon as practicable, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Merisel Parent or Merisel Americas to its public security holders or by any Subsidiary of Merisel Parent or Merisel Americas to its public security holders, of all regular and periodic reports and all registration statements, proxy statements and prospectuses, if any, filed by Merisel Parent or Merisel Americas or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and of all press releases and other statements made available generally by Merisel Parent or Merisel Americas or any such Subsidiary to the public concerning material developments in the business of Merisel Parent or Merisel Americas or any such Subsidiary;

          (ix) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Merisel Parent or Merisel Americas has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

          (x) with reasonable promptness copies of (a) all notices received by Merisel Parent or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Merisel Parent or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Merisel Parent or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (xi)   with reasonable promptness, notice to the Holders in writing of
     (a) any release, spill, discharge or emission by Merisel Parent or any of its Subsidiaries or on or from its properties of any Hazardous Materials into the environment that must be reported to any federal, state, provincial or local government or regulatory agency under any applicable Hazardous Materials Laws, (b) any remedial action taken by Merisel Parent or any of its Subsidiaries in response to (x) the presence of Hazardous Materials on, under or about any of its properties that could be reasonably likely to materially adversely affect the business or credit of Merisel Parent or Merisel Americas or the ability of either Merisel Parent or Merisel Americas or any of their respective Subsidiaries to perform under the Loan Documents or (y) Hazardous Materials Claims, and (c) the discovery by Merisel Parent or any of its Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of property owned or leased by Merisel Parent or such Subsidiary that could reasonably be expected to cause such property or any part thereof to be classified as "border zone property", or to otherwise be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws;

          (xii) with reasonable promptness, copies of all material communications to or from Merisel Parent or any of its Subsidiaries with federal, state and local governments or agencies relating to Hazardous Materials Laws and all communications to or from Merisel Parent or any of its Subsidiaries relating to Hazardous Materials Claims;

          (xiii) within 60 days after the beginning of each fiscal year, projected consolidated balance sheets, consolidated statements of income and consolidated cash flows from operations for Merisel Parent and its Subsidiaries for such fiscal year on a fiscal year or a fiscal quarter by fiscal quarter basis;

          (xiv) promptly upon any officer of Merisel Parent or Merisel Americas obtaining knowledge that any Person has given any notice to Merisel Parent or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 6.01(e), a written notice specifying the notice given or action taken by such Person and the nature and period of existence of such claimed default, event or condition, and what action Merisel Parent or Merisel Americas has taken, is taking and proposes to take with respect thereto;

          (xv) immediately upon receipt by Merisel Parent or any of its Subsidiaries of any notice or communication relating to a default or termination of any material real property lease with respect to which the landlord has not agreed in writing to provide the Holders with notice of any such default or termination, copies of such communication, or if such notice or communication was made orally, a written notice describing such oral notice or communication;

          (xvi) within 5 Business Days of completion of the response of Merisel Parent or any of its Subsidiaries to any comment letter submitted by independent certified public accountants to Merisel Parent, Merisel Americas or the management thereof in connection with their annual audit of the financial statements of Merisel Parent and its Subsidiaries or Merisel Americas and its Subsidiaries, a copy of such comment letter together with copies of all responses of Merisel Parent and Merisel Americas to such comment letter; and

          (xvii) such other information respecting the business, properties or the condition or operations, financial or otherwise, of Merisel Parent or any of its Subsidiaries as any Holder (or counsel for any Holder) may from time to time reasonably request.

          (l)    Payment of Taxes.  Pay and discharge, and cause its respective
                 ----------------
Subsidiaries to pay and discharge, promptly when due all taxes, assessments and governmental charges and levies payable by it which are imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; provided, however, that none of the foregoing need be paid while the
            --------  -------
same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with GAAP with respect thereto, title of Merisel Parent or such Subsidiary to the particular property shall not be divested thereby and its right to use the particular property shall not be materially adversely affected thereby.

          (m)    Maintain Cash in Name of Merisel Parent.  Deposit and maintain,
                 ---------------------------------------
and cause its respective Subsidiaries to deposit and maintain, all Excess Cash and Excess Cash Equivalents in the name of Merisel Parent or its Subsidiaries.

          (n)    Further Assurances.  At any time or from time to time upon the
                 ------------------
request of the Majority Holders, execute and deliver such further documents and do such other acts and things as the Majority Holders may reasonably request in order to effect fully the purposes of this Note and the other Loan Documents.

          SECTION 5.02.  Negative Covenants.  So long as any amount shall remain
                         ------------------
unpaid hereunder, Merisel Parent shall not, unless the Majority Holders shall otherwise consent in writing:

          (a)    Liens, Etc.  Create, incur, assume or suffer to exist, or
                 ----------
permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien (including the Lien of a conditional vendor) of any kind upon or with respect to any of its properties of any character whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or similar law of any jurisdiction a financing statement or other registration (other than a precautionary filing of a financing statement solely for notice purposes) which names Merisel Parent or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement or other registration, or assign, or permit any of its Subsidiaries to assign, any accounts receivable, or enter into or permit any of its Subsidiaries to enter into, any agreement prohibiting the creation or assumption of any Lien upon its respective properties or assets, whether now owned or hereafter acquired, excluding, however, from the operation of the foregoing restrictions the
---------  -------
following:

          (i) Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid by Section 5.01(l);

          (ii) Liens imposed by law such as a materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days;

          (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of Merisel Parent or any of its Subsidiaries;

          (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Merisel Parent or any of its Subsidiaries;

          (v) Liens caused by any judgment if such judgment has not resulted in an Event of Default pursuant to Section 6.01(g);

          (vi) Liens in favor of the Holders, in connection with Debt of Merisel Americas and Merisel Parent incurred hereunder and Liens consisting of security interests in accounts receivable (and in property securing or otherwise supporting accounts receivable) in connection with agreements for sales, transfers or securitization of accounts receivable (or interests therein) referred to in Section 5.02(j);

          (vii) Liens in favor of Merisel Parent or Merisel Americas on the assets of any of their respective Subsidiaries;

          (viii) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods which are not overdue for a period of more than 60 days;

          (ix)   Liens not otherwise permitted under the other clauses of this
     Section 5.02(a) that are in existence on the date of issuance of this Note, (all of which such Liens known to Merisel Parent or Merisel Americas are set forth on Schedule I hereto, which Schedule shall be updated if Merisel Parent or Merisel Americas obtains knowledge of any other Liens);

          (x) Liens in connection with Sale and Leaseback Transactions permitted under Section 5.02(f);

          (xi) Liens securing obligations of Merisel Parent and its Subsidiaries under foreign exchange hedging arrangements or other similar contracts and agreements entered into for non-speculative purposes to protect Merisel Parent and its Subsidiaries against fluctuations in currency exchange rates; provided, however, that the maximum aggregate
                              --------  -------
     amount of assets subject to such Liens shall not exceed $10,000,000;

          (xii) Liens permitted under that certain letter dated as of September 19, 1997 between Merisel Parent and Merisel Americas and Phoenix Acquisition Company II, L.L.C., as amended from time to time;

          (xiii) Liens on inventory purchased from vendors pursuant to the specific vendor inventory financing and purchase programs; and

          (xiv) Liens incurred in connection with Capital Leases to the extent permitted by the terms hereof.

          (b)    Debt.  Create or suffer to exist, or permit any of its
                 ----
Subsidiaries to create or suffer to exist, any Debt not in existence on the date of initial issuance of the Notes as set forth on Schedule I except (i) a
                                                            ------
revolving credit facility in a maximum amount of $50,000,000; (ii) refinancings of Debt (other then the revolving credit facility referred to in (i)) otherwise permitted under this Section 5.02(b); provided that (x) the terms of such
                                      --------
refinanced Debt shall not either (1) increase materially the obligations of the obligor or (2) confer additional rights on the holder of such Debt which in the aggregate could be materially adverse to Merisel Parent, Merisel Americas or the Holders and (y) after giving effect to such refinancing, there would not result an Incipient Default or Event of Default; (iii) Debt otherwise permitted under
Section 5.02(g), Section 5.02(j) and Section 5.02(c) (to the extent such permitted Contingent Obligations constitute Debt); (iv) Debt incurred to vendors pursuant to the specific vendor inventory financing and purchase programs; and
(v) Capital Leases in an aggregate amount of $5,000,000 at any time outstanding in addition to those in existence of the date of initial issuance of the Notes.

          (c) Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligations, except:

          (i) by reason of indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (ii) guaranties by Merisel Parent or Merisel Americas in existence on the date of issuance of this Note (all of which such guaranties known to Merisel Parent or Merisel Americas are set forth on Schedule II hereto, which Schedule shall be updated if Merisel Parent or Merisel Americas obtains knowledge of any such other guaranties) in connection with credit extended to Merisel Parent's or Merisel Americas' respective wholly-owned Subsidiaries;

          (iii) guaranties by Merisel Parent or Merisel Americas of accounts payable incurred in the ordinary course of business of any of their respective wholly-owned Subsidiaries or of leases entered into by such wholly-owned Subsidiaries in each case in the ordinary course of business, in each case consistent with Merisel Parent's and Merisel Americas' past practice;

          (iv) guaranties by Merisel Parent or Merisel Americas in connection with obligations of their respective Subsidiaries;

          (v) obligations of Merisel Parent or its wholly-owned Subsidiaries under flooring arrangements, under their return policies, or under arrangements providing for rebates to purchasers of inventory or other arrangements of a similar nature, in each case in the ordinary course of business and consistent with Merisel Parent's or Merisel Americas' past practice;

          (vi) Contingent Obligations relating to letters of credit issued for the account of Merisel Parent or its wholly-owned Subsidiaries;

          (vii)  Contingent Obligations relating to transactions permitted under
     Section 5.02(j); and

          (viii) Contingent Obligations in respect of foreign exchange hedging arrangements or other similar contracts and agreements entered into for non-speculative purposes to protect Merisel Parent and its Subsidiaries against fluctuations in currency exchange rates.

          (d)    Dividends, Etc. Declare or pay any dividends, purchase, redeem,
                 --------------
retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of Merisel Parent, except that:
        ------

          (i) Merisel Parent may declare and deliver dividends and distributions payable only in common stock of Merisel Parent; and

          (ii) any direct or indirect wholly-owned Subsidiary of Merisel Parent may declare and deliver dividends and distributions payable in cash, common stock or other assets to its respective parent.

          (e)    Mergers, Etc. Merge with or into or consolidate with or into,
                 ------------
or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any Subsidiary to do so, except that (i) any
                                                          ------
wholly-owned Subsidiary of Merisel Parent or its Subsidiaries may merge or amalgamate or consolidate with, or transfer all or substantially all of its assets to, Merisel Parent or any other wholly-owned Subsidiary of Merisel Parent and (ii) any Subsidiary of Merisel Parent may merge into, amalgamate with or transfer all or substantially all of its assets to Merisel Parent (so long as Merisel Parent is the surviving entity); provided in any case in this Section
                                         --------
5.02(e) that, immediately after giving effect thereto, no event shall occur and be continuing which constitutes an Event of Default or an Incipient Default.

          (f)    Sales, Etc. of Assets. Sell, lease, transfer or otherwise
                 ---------------------
dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets (whether tangible or intangible, and including, without limitation, any stock of any Subsidiary), or enter into any Sale and Leaseback Transaction, or permit any of its Subsidiaries to enter into any Sale and Leaseback Transaction, except for:
                                    ------

          (i) sales of inventory sold in the ordinary course of business (including intercompany sales other than sales to Merisel Properties, Inc.); provided that the consideration therefor adequately reflects the
            --------
     fair value of the property disposed of;

          (ii)   sales of assets (whether tangible or intangible); provided that
                                                                   --------
     the aggregate value of such assets sold in any single transaction or related series of transactions is equal to or less than $100,000;

          (iii) sales or transfers of inventory or fixed assets by Merisel Americas or any of its wholly-owned Subsidiaries to Merisel Americas or any of its wholly-owned Subsidiaries and Sale and Leaseback Transactions among Merisel Americas and any of its wholly-owned Subsidiaries; provided that
                                                                --------
     (i) the aggregate value of such assets sold or transferred and such Sale and Leaseback Transactions entered into by Merisel

     Americas and its wholly-owned Subsidiaries to or with Persons other than Merisel Americas and its wholly-owned Subsidiaries shall not exceed $10,000,000, (ii) the aggregate value of inventory sold or transferred by Merisel Americas and any of its wholly-owned Subsidiaries to Merisel Parent shall not exceed $1,000,000 in any calendar year and (iii) the aggregate value of fixed assets sold or transferred by Merisel Americas and any of its wholly-owned Subsidiaries to Merisel Parent shall not exceed $1,000,000 in any calendar year;

          (iv) dispositions of obsolete assets in the ordinary course of business for nominal consideration;

          (v) transfers of assets permitted under Section 5.02(e) and Section 5.02(j); and

          (vi) any other sale, transfer or disposition of assets or Sale and Leaseback Transaction occurring after January 31, 1998; provided that (x)
                                                             --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (y) the sale consideration received in excess of liabilities assumed shall be (I) in cash or (II) in a combination of cash for at least 90% of the sale consideration and notes payable within 12 months for the balance, and (z) at least 60% of the Net Asset Sale Proceeds of such sale, transfer, disposition or Sale and Leaseback Transaction shall be applied to repay any unconverted principal amount of the Notes.

          (g)    Investments in Other Persons.  Make, or permit any of its
                 ----------------------------
Subsidiaries to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, except:
                                                     ------

          (i)    Cash Equivalents;

          (ii) loans and advances by Merisel Americas to wholly-owned Subsidiaries of Merisel Americas; provided that such loans and advances by
                                       --------
     Merisel Americas to its wholly-owned Subsidiaries may be converted to equity Securities of such Subsidiaries if required to satisfy local legal or regulatory requirements relating to the capitalization of such Subsidiary;

          (iii) loans, advances and investments by any Subsidiary of Merisel Parent to Merisel Parent and its Subsidiaries; provided that any loan or
                                                    --------
     advance by any Subsidiary of Merisel Parent (other than Merisel Americas) to Merisel Parent shall be subordinated (both as to payment and remedies) to this Note;

          (iv) investments consisting of mergers, consolidations and acquisitions permitted by Section 5.02(e);

          (v) loans and advances by Merisel Parent to any of its direct and indirect Subsidiaries;

          (vi) loans, advances and investments to or in a Subsidiary in connection with a sale, transfer or securitization of accounts receivable permitted by Section 5.02(j);

          (vii) loans, advances and investments permitted by Section 5.02(b) and Section 5.02(e); and

          (viii) investments in customers that result from the conversion or exchange of accounts receivable for securities pursuant to a bankruptcy plan of reorganization or pursuant to a general arrangement with creditors of such customer.

          The amount of any loan, advance or investment shall be determined in accordance with GAAP.

          (h)    Consolidated Capital Expenditures. Make or incur or permit any
                 ---------------------------------
of its Subsidiaries to make or incur Consolidated Capital Expenditures in an amount exceeding $18,000,000 in fiscal 1997, $35,000,000 in fiscal 1998 and $35,000,000 in fiscal 1999; provided that up to 50% of such maximum amount for
                            --------
any year, if unused in such year, may be used to increase the maximum amount available for the next following year.

          (i)    Operating Leases.  Become liable, or permit any of its
                 ----------------
Subsidiaries to become liable, in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments for Merisel Parent and its Subsidiaries at any time in effect during the then current fiscal year shall not exceed $35,000,000.

          (j)    Sales of Accounts Receivable. Sell, transfer or dispose of
                 ----------------------------
(with or without recourse) or otherwise finance, or permit any of its Subsidiaries to sell, transfer or dispose of (with or without recourse) or otherwise finance, accounts receivable except (i) Merisel Canada or Merisel
                                       ------
Americas may sell accounts receivable pursuant to the securitization programs identified on Schedule III hereto (the "Existing Receivables Programs");
                                        -----------------------------
provided that any renewal, amendment, replacement or refinancing of any Existing
--------
Receivables Program shall not be on terms more adverse to Merisel Canada or Merisel Americas, as the case may be, than the terms of the Existing Receivables Program being so renewed, amended, replaced or refinanced (it being agreed that an increase in the interest rate is not an adverse change); (ii) Merisel Americas and its wholly-owned Subsidiaries may sell or transfer accounts receivable to Merisel Americas and its wholly-owned Subsidiaries; provided that the aggregate value of such
                                   --------
accounts receivable sold or transferred by Merisel Americas and its wholly-owned Subsidiaries under this Section 5.02(j)(ii) to Persons other than Merisel Americas and its wholly-owned Subsidiaries shall not exceed $0; and (iii) Merisel Parent may, and may permit its Subsidiaries to, enter into one or more transactions occurring after January 31, 1998 (other than those referred to in clause (ii) above, each such transaction being referred to herein as a "Receivables Program") involving the sale or other financing by Merisel Parent
 -------------------
or its Subsidiaries of accounts receivable arising in the ordinary course of business of Merisel Parent or its Subsidiaries; and provided further that 60% of
                                                    -------- -------
the proceeds of all such Receivables Programs shall be applied to repay any outstanding amount under any revolving credit facility permitted under Section 5.02(b)(i).

          (k)    Subordinated Note Payments.  Order, pay, make or set apart, or
                 --------------------------
permit any Subsidiary to, directly or indirectly, order, pay, make or set apart, any sum for any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Debt.

          (l)    Amendments or Waivers of Certain Documents; Prepayments of
                 ----------------------------------------------------------
Certain Debt. (i) Amend, waive or otherwise change the terms of, or permit any
------------
Subsidiary to amend, waive or otherwise change the terms of any Debt or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Debt, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Debt, change the redemption provisions thereof or change the subordination provisions thereof (or any guaranty thereof) or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confers additional rights on the holder of such Debt which could be adverse to Merisel Parent, Merisel Americas or the Holders; or (ii) defease, or make any payments the effect of which is to defease, or permit any Subsidiary to, directly or indirectly, defease, or make any payments the effect of which is to defease any Debt in whole or in part, or otherwise make, or permit any Subsidiary, directly or indirectly, to make any payments with respect to any Debt prior to any scheduled maturity or scheduled repayment, except for payments pursuant to
Section 4.13(c) of the Indenture and Section 4.15 of the Indenture.

          (m)    Compliance with Law, Etc.  (i) Violate any laws, ordinances,
                 ------------------------
governmental rules or regulations to which it is or may become subject or (ii) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or the conduct of its business, in either case where such failure would have a

Material Adverse Effect or affect the ability of Merisel Parent or Merisel Americas to perform its obligations under any of the Loan Documents.

          (n)    Transactions with Shareholders and Affiliates.  Enter into or
                 ---------------------------------------------
permit to exist, or permit any direct or indirect Subsidiary of Merisel Parent to enter into or permit to exist, any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Merisel Parent, or with any Affiliate of Merisel Parent (excluding any Subsidiaries of Merisel Parent and excluding Phoenix Acquisition Company II, L.L.C.) or any such holder, on terms that are not fair and reasonable in the circumstances or that are less favorable to Merisel Parent than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

          (o)    Material Agreements.  Permit any Subsidiary to enter into any
                 -------------------
material contractual obligation without the consent of Merisel Parent.

          (p)    Interest Rate Agreements.  Enter into or permit any of its
                 ------------------------
Subsidiaries to enter into any Interest Rate Agreements except those entered into for non-speculative purposes to protect Merisel Parent or any of its Subsidiaries against fluctuations in interest rates.

          (q)    Change in Business. Engage, or permit any Subsidiary to engage,
                 ------------------
in any business other than the business engaged in by each such particular Person at the date of initial issuance of the Notes or other businesses directly related to the distribution or marketing of computer products, services and information (it being acknowledged that, in case of Merisel Parent, such business is limited to the owning of stock in its Subsidiaries and activities necessarily incidental thereto).

          (r)    Fiscal Year. Change its fiscal year end from the Saturday
                 -----------
closest to December 31 and, unless otherwise agreed by the Majority Holders, the fiscal year end date shall be the same for each of Merisel Parent and Merisel Americas.

          (s)    Merisel Parent Debt Restructuring. Issue, or cause or permit to
                 ---------------------------------
be issued, Securities of Merisel Parent, or make, or cause or permit to be made, any payment, to or for the benefit of the holders of Debt of Merisel Parent, except for the issuance of common equity Securities of Merisel Parent to the Holders upon conversion of the Notes and Related Accrued Interest Rights in whole or in part.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) Merisel Parent or Merisel Americas shall fail to pay any installment of principal when due hereunder or (subject to the provisions of Section 2.02(b) hereof) to pay any interest due hereunder within three days after such interest shall become due; or

          (b) Any representation or warranty or certification made by either Co-Issuer (or any of their respective officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) Merisel Parent or Merisel Americas shall fail to perform or observe any of the covenants found in Section 5.01(b), (f), (g), (h), (i), (j),
(k) or (m) or Section 5.02 applicable to it; or

          (d) Merisel Parent or Merisel Americas shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and such default shall not have been remedied within 10 days of notice from any Holder of any such default; or

          (e) Merisel Parent or any of its Subsidiaries shall fail to pay any Debt outstanding (excluding Debt incurred hereunder) of Merisel Parent or such Subsidiary (as the case may be) exceeding in the aggregate $5,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any default under any agreement or instrument relating to the Existing Receivables Programs or any Receivables Program, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to terminate, or unwind such Existing Receivables Program or Receivables Program or related document or instrument or substantially reduce the advance rate provided for therein; or

          (f) Merisel Parent or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Merisel Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or Merisel Parent or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(f); or

          (g) Any judgment or judgments or orders or order of money aggregating in excess of $5,000,000 shall be rendered against Merisel Parent or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order in excess of $5,000,000 or judgments or orders aggregating in excess of $5,000,000 and shall not have been stayed or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order in excess of $5,000,000 or judgments or orders aggregating in excess of $5,000,000, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) (A) Merisel Parent or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, Merisel Parent or any of its ERISA Affiliates is required to pay as contributions thereto;

          (B) Any accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

          (C) The excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than $250,000;

          (D) Merisel Parent or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

          (E) (i) Any Pension Plan shall be terminated within the meaning of Title IV of ERISA, or (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (iv) Merisel Parent or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (i)-(iv) above or any subsequent date, either Merisel Parent or its ERISA Affiliates has any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Section 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (i)-(iv) above;

          As used in this Section 6.01(h) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

          (i) The emission, discharge, release or threatened release, generation, storage, transportation, disposal or presence of Hazardous Materials on any property owned or leased by Merisel Parent or any of its Subsidiaries which is reasonably likely to materially adversely affect the business or credit of Merisel Parent or Merisel Americas or the ability of either of them, or the ability of any other Subsidiary of Merisel Parent, to perform under the Loan Documents; or

          (j) A material adverse change in the business, earnings, properties, condition (financial or otherwise) or operations of Merisel Parent or Merisel Americas shall have occurred since the date of initial issuance of the Notes;

THEN, and in any such event, the Majority Holders may, by notice to Merisel Parent and Merisel Americas, declare the unpaid principal amount of and accrued interest (including deferred interest and interest on deferred interest, if any) on the Notes to be forthwith due and payable, whereupon the Notes and all accrued interest (including deferred interest and interest on deferred interest, if any) shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Merisel Parent and Merisel Americas; provided, however, that in the
                                               --------  -------
event of an actual or deemed entry of an order for relief with respect to Merisel Parent or Merisel Americas or any of their Subsidiaries under the Federal Bankruptcy Code or similar applicable laws in other jurisdictions, the Notes shall automatically become and be due and payable, together with accrued interest thereon (including deferred interest and interest on deferred interest, if any), without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Merisel Parent and Merisel Americas.

          Notwithstanding anything contained in the foregoing paragraph, if at any time within 15 days after acceleration of the maturity of the Notes, Merisel Parent and Merisel Americas shall pay all arrears of interest (including deferred interest and interest on deferred interest, if any) and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Incipient Defaults (other than nonpayment of principal of and interest on that amounts that have become due and payable solely by virtue of acceleration) shall be remedied or shall be waived by the Majority Holders, then the Majority Holders, by written notice to Merisel Parent and Merisel Americas, may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Incipient Default or impair any right consequent thereon.


                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Note, nor consent to any departure by Merisel Parent or Merisel Americas herefrom, shall in any event be effective unless the same shall be in writing and signed by all Holders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 7.02.  Notices.  All notices, requests and other
                         -------
communications hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given, if to Merisel Parent or Merisel Americas:

to:

          Merisel, Inc.
          200 Continental Boulevard
          El Segundo, California  70245
          Attention:  Timothy N. Jenson
          Telecopy:  (310) 615-6882
with a copy to:

          Merisel, Inc.
          200 Continental Boulevard
          El Segundo, California  70245
          Attention:  Karen A. Tallman
          Telecopy:  (310) 615-6819


if to Phoenix Acquisition Company II, L.L.C., as initial Holder of this Note, to:

          Stonington Partners, Inc.
          767 Fifth Avenue
          48th Floor
          New York, New York  10153
          Attention:  Albert J. Fitzgibbons III
          Telecopy:  (212) 339-8585

with a copy to:


          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Attention:  Rohan S. Weerasinghe, Esq.
          Telecopy:  (212) 848-7179

or to such other address or telecopy number and with such other copies, as Merisel Parent, Merisel Americas or Phoenix Acquisition Company II, L.L.C. may hereafter specify for the purpose by notice to the other, and if to subsequent Holders, to the address, telecopy number, marked for the attention and with such other copies as communicated in writing by each such Holder from time to time to Merisel Parent and Merisel Americas. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 7.02 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 7.02.

          SECTION 7.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Holder to exercise, and no delay in exercising, any right hereunder prior to the Conversion Date shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 7.04.  Transfers.  Each Holder may by notice to Merisel Parent
                         ---------
and Merisel Americas assign to one or more banks or other entities all or a portion of its rights under this Note; provided that any such assignment shall
                                       --------
be in accordance with the Securities Act of 1933, as amended and all applicable rules and regulations thereunder; provided further that no such transfers may
                                  -------- -------
take place without the consent of Merisel Parent prior to the earlier of January 31, 1998 or the occurrence of an event resulting in the Termination Fee becoming payable under Section 6.05 of the Stock and Note Purchase Agreement. Upon receipt of such notice together with the Note to be so transferred, Merisel Parent and Merisel Americas shall issue a new Note to such assignee in the principal amount so assigned and, in the case of a partial assignment, shall issue a new Note to the assignor in the principal amount not assigned in exchange for such Holder's existing Note. Merisel Parent and Merisel Americas may treat the Holders from time to time as the owner of Notes for all purposes, and Merisel Parent and Merisel Americas shall not be affected by any notice to the contrary. Neither Merisel Parent nor Merisel Americas may assign or transfer any of its rights or obligations under the Notes.

          SECTION 7.05.  Mutilated, Destroyed, Lost and Stolen Notes.  If (i)
                         -------------------------------------------
any mutilated Note is surrendered to the Co-Issuers or (ii) the Co-Issuers receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Co-Issuers such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Co-Issuers that such Note has been acquired by a bona fide purchaser, the Co-Issuers shall execute and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section 7.05, the Co-Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          Every new Note issued pursuant to this Section 7.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional joint and several contractual obligation of the Co-Issuers, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits to which the Holders are entitled, equally and proportionately with the Holders of any and all other Notes duly issued and outstanding.

          The provisions of this Section 7.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 7.06.  Binding Effect.  This Note shall be binding upon and
                         --------------
inure to the benefit of Merisel Parent and Merisel Americas and the Holders and their respective successors and permitted assignees and transferees.

          SECTION 7.07.  Severability.  Any provision of this Note which is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 7.08.  Payment of Costs and Expenses.  Merisel Parent and
                         -----------------------------
Merisel Americas hereby agree, jointly and severally, to reimburse the Holders upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Holders in connection with the enforcement of any rights of the Holders or obligations of Merisel Parent or Merisel Americas hereunder.

          SECTION 7.09.  Headings.  The various headings of this Note are
                         --------
inserted for convenience only and shall not affect the meaning or interpretation of this Note or any provisions hereof.

          SECTION 7.10.  Governing Law.  This Note shall be governed by, and
                         -------------
construed in accordance with, the laws of the State of New York, without giving effect to such laws relating to conflicts of laws.

          IN WITNESS WHEREOF, Merisel Parent and Merisel Americas caused this Note to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         MERISEL, INC.



                         By /s/ DWIGHT A. STEFFENSEN
                           -------------------------------
                             Title: Chief Executive Officer



                         MERISEL AMERICAS, INC.



                         By /s/ DWIGHT A. STEFFENSEN
                           -------------------------------
                             Title: Chief Executive Officer